EXHIBIT 10.5

Note Purchase Agreement

This Note Purchase Agreement (the “Agreement”) is made as of September 6, 2012 (the “Effective Date”) by and among Bitzio, Inc., a Nevada corporation (the “Company”) and the purchasers executing a signature page attached hereto (individually, a “Purchaser” and collectively, the “Purchasers”).

Recitals

To provide the Company with additional resources to conduct its business, the Purchasers are willing to loan to the Company up to $1,500,000, subject to the conditions specified in this Agreement.

Agreement

Now, Therefore, in consideration of the foregoing, and the representations, warranties, covenants and conditions set forth below, the Company and each Purchaser, intending to be legally bound, hereby severally and not jointly agree as follows:

1.    Amount and Terms of the Loans.  Subject to the terms of this Agreement, at the Closing (as defined below) the Company agrees to issue and sell to each of the Purchasers, and each Purchaser agrees, severally and not jointly, to purchase from the Company, a convertible promissory note in the form attached to this Agreement as Exhibit A (each, a “Note” and collectively, the “Notes”) in the principal amount set forth on each Purchaser’s signature page (each, a “Loan Amount”), in an aggregate principal amount not to exceed $1,500,000, provided, however, that the Company may accept more than $1,500,000 in aggregate principal amount upon the written agreement of the Company and a majority of the Purchasers (the “Aggregate Offering Amount”.  The Notes shall mature twelve months from the date of issuance, or such earlier date set forth in the Notes (the “Maturity Date”).

2.    Additional Consideration.  In addition to the Notes, each Purchaser shall also receive a warrant (each a “Warrant” and collectively, the “Warrants”), exercisable until two years after the date of issuance, in substantially the form attached hereto as Exhibit B, to purchase the number of shares of common stock of the Company (“Warrant Shares”) equal to two times the product obtained by multiplying the Purchaser’s Loan Amount by the Initial Conversion Price.  The Warrant shall initially have a strike price equal to $0.30 per share of common stock (the “Strike Price”).

3.    Collateral.  Pursuant to the Security Agreement in the form attached hereto as Exhibit C (the “Security Agreement”), the Company shall grant to the Purchasers a continuing security interest in all Collateral (as defined in the Security Agreement) to secure all obligations and performance of each of the Company’s duties under the Notes and any related documentation.

4.    Conversion. The Notes will be convertible into shares of the Company’s Common Stock, par value $0.001 per share (“Common Stock”), at $0.15 per share (the “Initial Conversion Price”).  The Initial Conversion Price of the shares of Common Stock issued in connection with the conversion of any particular Note shall be subject to adjustment from time to time in the manner set forth in the Note.

5.    Use of Proceeds. The proceeds from the sale of the Notes will be used for general corporate purposes, including working capital and the payment and repayment of various Company and subsidiary obligations.

6.    The Closing(s)

6.1       Closing Date.  The initial closing of the sale and purchase of the Notes (the “Initial Closing”) shall be held on the Effective Date, or at such other time as the Company and the initial Note Purchaser agree.

6.2       Subsequent Closing(s).  At any time, the Company may, at its discretion, allow one or more subsequent closings of the purchase and sale of the Notes in an aggregate principal amount not to exceed $1,500,000 (each a “Subsequent Closing” and together with the Initial Closing and each other Subsequent Closing, each, a “Closing”).  Upon their execution and delivery of this Agreement and such other counterpart signature pages as contemplated by Section 6.3 below, such parties shall be deemed to be “Purchasers” for all purposes under this Agreement.

6.3       Delivery.  At each Closing, (i) each Purchaser will deliver to the Company (a) the signature page to this Agreement completed by the Purchaser, (b) a signature page to the Escrow Agreement, if applicable, and (c) a check or wire transfer of funds in the amount of such Purchaser’s Loan Amount or, in the sole discretion of the Company, by tendering any previously issued notes or other cancellation of indebtedness of the Company held by such Purchaser; and (ii) the Company will issue and deliver to each Purchaser (a) a Note in favor of such Purchaser payable in the principal amount of such Purchaser’s Loan Amount, (b) a corresponding Warrant, and (c) a fully executed copy of the Security Agreement.

7.    Representations and Warranties of the Company.  The Company hereby represents and warrants to each Purchaser in a Closing, as of the date of such Closing, as follows:

7.1       Organization, Good Standing and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.  The Company has the requisite corporate power to own and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted.  The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business.

7.2       Corporate Power.  The Company has all requisite corporate power to execute and deliver this Agreement, the Notes, the Warrants, the Security Agreement and any other related documentation (collectively, the “Loan Documents”) and to carry out and perform its obligations under the Loan Documents, including, but not limited to, its obligations to issue the Securities (defined below).

7.3       Authorization.  All corporate action on the part of the Company, its directors and its stockholders necessary for the authorization, execution, delivery and performance of the Loan Documents by the Company and the performance of the Company’s obligations thereunder, including the issuance of the Securities, has been properly taken.  The Loan Documents, when executed and delivered by the Company, will constitute valid and binding obligations of the Company enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors and, with respect to rights to indemnity, subject to federal and state securities laws.

7.4       Capitalization.  The capitalization of the Company immediately prior to the initial Closing consists of a total of: (A) 25,000,000 authorized shares of preferred stock, par value $0.001 per share, consisting of 2,500,000 shares designated as Series A Convertible Redeemable Preferred Stock (“Series A Preferred Stock”), of which 5,343,120 are issued and outstanding and (B) a total of 250,000,000 authorized shares of common stock, par value $0.001 per share, of which 63,414,821 are issued and outstanding.  The Common Stock and Series A Preferred Stock shall have the rights, preferences, privileges and restrictions set forth in the Company’s Articles of Incorporation, including any certificates of designation.  The outstanding shares have been duly authorized and validly issued, are fully paid and nonassessable, and were issued in compliance with applicable laws.  The Company has reserved up to 30,000,000 shares of Common Stock for issuance upon conversion of the Notes and exercise of the Warrants issued hereunder.

7.5       Options, Warrants, Reserved Shares.  Except as otherwise provided in the Loan Documents and except for (i) the conversion privileges of the Series A Preferred Stock; (ii) warrants exercisable for up to 2,544,000 shares of Common Stock and (iii) options exercisable for up to 21,648,462 shares of Common Stock, as of the initial Closing there are no options, warrant or other rights to purchase or acquire any of the Company’s capital stock or otherwise reserved for issuance.

7.6       Agreements.

(a)       Except for the Loan Documents and agreements between the Company and its employees with respect to sales of the Company’s Common Stock, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates, or any affiliate thereof other than as disclosed in the SEC Filings (as defined below).

(b)       Other than as disclosed in the SEC Filings, there are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or by which it is bound that may involve obligations or liabilities (contingent or otherwise) of, or payments by the Company in excess of, $50,000 other than in the ordinary course of the Company’s business.

7.7       Title to Property.  Other than as disclosed in the SEC Filings, the Company has good and marketable title to its properties and assets, and has good title to all its leasehold interests, in each case subject to no material mortgage, pledge, lien, lease, encumbrance or charge (“Lien”), other than Permitted Liens (as defined in the Security Agreement). With respect to the property and assets it leases, the Company is in compliance with such leases in all material respects.

7.8       Litigation.  There are no actions, suits, proceedings or investigations pending against the Company or its properties (nor has the Company received notice of any threat thereof) before any court or governmental agency that, either individually or in the aggregate, if determined adversely to the Company, would or could reasonably be expected to have a material adverse effect or result in any change in the current equity ownership of the Company. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit or proceeding initiated by the Company currently pending or which the Company currently intends to initiate.

7.9       Changes.  Since March 31, 2012 there has not been a material adverse change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the financial statements, except changes in the ordinary course of business or otherwise disclosed in the SEC Filings.

7.10     Filings.  All documents filed with the Securities and Exchange Commission (the “Commission”) subsequent to December 19, 2011 (the “SEC Filings”) complied as to form in all material respects with the requirements of the Securities Act of 1933, as amended (the “Act”) and the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) as applicable, and the rules and regulations of the Commission thereunder.  None of the SEC Filings, when such documents became effective or were so filed, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

7.11     Governmental Consents.  All consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with, any governmental authority, required on the part of the Company in connection with the valid execution and delivery of this Agreement, the offer, sale or issuance of the Notes or the consummation of any other transaction contemplated by the Loan Documents will have been obtained and will be effective at the Closing.

7.12     Compliance with Laws.  The Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties, the violation of which would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company.

7.13     Compliance with Other Instruments.  The Company is not in violation or default of any term of its articles of incorporation, including any certificate of designation, or bylaws, or, except as disclosed in an SEC Filing, of any provision of any mortgage, indenture, contract, agreement or instrument to which it is a party and by which it is bound or of any judgment, decree, order or writ, other than such violation(s) that would not have a material adverse effect on the Company. The execution, delivery and performance of the Loan Documents, and the consummation of the transactions contemplated thereby will not result in any such violation or be in conflict with, or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, decree, order or writ or an event that results in the creation of any Lien (except as contemplated herein), charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.  Without limiting the foregoing, the Company has obtained all waivers reasonably necessary with respect to any preemptive rights, rights of first refusal or similar rights, including any notice or offering periods provided for as part of any such rights, in order for the Company to consummate the transactions contemplated by the Loan Agreements without any third party obtaining any rights to cause the Company to offer or issue any securities of the Company as a result of the consummation of the transactions contemplated hereunder.

7.14     Offering.  Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 8 hereof, the offer, issue, and sale of the Notes and Warrants are and will be exempt from the registration and prospectus delivery requirements of the Act, and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit, or qualification requirements of all applicable state securities laws.

8.    Representations and Warranties of the Purchasers

8.1       Purchase for Own Account.  Each Purchaser represents that it is acquiring the Notes and Warrants and any securities issued upon the full conversion or exercise thereof (collectively, the “Securities”) solely for its own account and beneficial interest for investment and not for sale or with a view to distribution of the Securities or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention.

8.2       Information and Sophistication.  Without lessening or obviating the representations and warranties of the Company set forth in Section 7, each Purchaser hereby: (i) acknowledges that it has received all the information it has requested from the Company and it considers necessary or appropriate for deciding whether to acquire the Securities, (ii) represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and to obtain any additional information necessary to verify the accuracy of the information given the Purchaser and (iii) further represents that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of this investment.

8.3       Ability to Bear Economic Risk.  Each Purchaser acknowledges that investment in the Securities involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment.

8.4       Accredited Investor Status.  Each Purchaser is an “accredited investor” as such term is defined in Rule 501 under the Act.

9.    Further Agreements

9.1       Protective Provisions.  So long as at least 50% of the aggregate principal under the Notes is outstanding, the Company shall not, without the prior written consent of a Majority in Interest (as defined below) incur, create, assume, become liable for or grant any Lien, other than Permitted Liens, on the Company’s assets or permit any of its direct or indirect subsidiaries to do the same.

10.          Miscellaneous

10.1     Binding Agreement.  The terms and conditions of this Agreement will inure to the benefit of and be binding upon the respective successors and assigns of the parties.  Nothing in this Agreement, expressed or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

10.2     Governing Law.  IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICTS OF LAWS, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. THE COMPANY AND EACH PURCHASER HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN LOS ANGELES COUNTY IN THE STATE OF CALIFORNIA SHALL HAVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN OR AMONG THE PURCHASERS, ON THE ONE HAND, AND COMPANY, ON THE OTHER HAND, PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT.

10.3     Counterparts.  This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

10.4     Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

10.5     Further Actions. The Company will execute and deliver such other agreements, conveyances, and other documents, and take such other action, as may be reasonably requested by the Purchasers in order to give effect to the transactions contemplated by this Agreement and the other Loan Documents.

10.6     Notices.  All notices required or permitted hereunder will be in writing and will be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications will be sent to the Company at 548 Market Street, Suite 18224 San Francisco, CA 94104 and to Purchaser at the address(es) set forth on each Purchaser’s signature page or at such other address(es) as the Company or Purchaser may designate by ten (10) days advance written notice to the other parties to this Agreement.

10.7     Modification; Waiver.  No modification or waiver of any provision of this Agreement or consent to departure therefrom will be effective unless in writing and approved by (i) the Company and (ii) the Purchasers holding Notes representing at least fifty one percent (51%) of the outstanding aggregate Loan Amounts (a “Majority in Interest”).  Any provision of the Notes may be amended or waived by the written consent of the Company and a Majority in Interest.  Notwithstanding the foregoing, the written consent of Purchaser shall be required to reduce the principal amount of a Note held by Purchaser, or reduce the rate of interest of the Note held by Purchaser.  “Affiliate” shall mean, with respect to a specified Person, an individual, firm, corporation, partnership, association, limited liability company, trust or any other entity (collectively, a “Person”) who, directly or indirectly, controls, is controlled by or is under common control with such Person, including, without limitation, any general partner, managing member, officer or director of such Person or any venture capital or investment fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person.

10.8     Expenses.  The Company and each Purchaser will each bear its respective expenses and legal fees incurred with respect to the Loan Documents and the transactions contemplated thereby.  If any action, suit or other proceeding is instituted concerning or arising out of this Agreement or any transaction contemplated under the Loan Documents, the prevailing party shall recover all of such party’s costs and attorneys’ fees incurred in each such action, suit, or other proceeding, including any and all appeals or petitions from such action, suit or other proceeding.

10.9     Delays or Omissions.  The parties agree that no delay or omission to exercise any right, power or remedy accruing to each Purchaser, upon any breach or default of the Company under this Agreement will impair any such right, power or remedy, nor will it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor will any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  It is further agreed that any waiver, permit, consent or approval of any kind or character by any Purchaser of any breach or default under this Agreement, or any waiver by any Purchaser of any provisions or conditions of this Agreement must be in writing and will be effective only to the extent specifically set forth in writing and that all remedies, either under this Agreement, or by law or otherwise afforded to the Purchasers, will be cumulative and not alternative.

10.10   Severability.  If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court will replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Agreement shall be enforceable in accordance with its terms.

10.11   Entire Agreement.  This Agreement, the exhibits to this Agreement and the other Loan Documents constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party will be liable or bound to any other party in any manner by any representations, warranties, covenants and agreements except as specifically set forth in this Agreement.

10.10   Reliance on Counsel and Advisors. Each Purchaser acknowledges that counsel to a particular Purchaser represents only that Purchaser and shall not be deemed to be counsel to any other Purchaser in this transaction. Each Purchaser acknowledges that he, she or it has had the opportunity to review this Agreement, including all attachments hereto, and the transactions contemplated by this Agreement with his or her own legal counsel, tax advisors and other advisors. Each Purchaser is relying solely on his or her own counsel and advisors and not on any statements or representations of any other Purchaser or such other Purchaser’s counsel or advisors for legal or other advice with respect to this investment or the transactions contemplated by this Agreement.

10.11. No Commitment for Additional Investment.  The Company acknowledges and agrees that no Purchaser has made any representation, undertaking, commitment or agreement to provide or assist the Company in obtaining any financing, investment or other assistance, other than the purchase of the Notes as set forth herein and subject to the conditions set forth in herein.  In addition, the Company acknowledges and agrees that, except as set forth in this Agreement, (a) no statements, whether written or oral, made by any Purchaser or its representatives on or after the date of this Agreement shall create an obligation, commitment or agreement to provide or assist the Company in obtaining any financing or investment, (b) the Company shall not rely on any such statement by any Purchaser or its representatives and (c) an obligation, commitment or agreement to provide or assist the Company in obtaining any financing or investment may only be created by a written agreement, signed by such Purchaser and the Company, setting forth the terms and conditions of such financing or investment and stating that the parties intend for such writing to be a binding obligation or agreement.  Each Purchaser shall have the right, in its sole and absolute discretion, to refuse or decline to participate in any other financing of or investment in the Company, and shall have no obligation to assist or cooperate with the Company in obtaining any financing, investment or other assistance.

[Signature Page Follows]

In Witness Whereof, the parties have executed this Note Purchase Agreement as of the date first written above.

Company:

Bitzio, Inc.

By:	/s/ William Schonbrun
William Schonbrun
President and Chief Executive Officer

Note Purchase Agreement
Signature Page
In Witness Whereof, the parties have executed this Note Purchase Agreement as of the date first written above.

Purchaser:

Name (Please type or Print): __________________________________________________

By (signature): ______________________________________________

Name and title: _____________________________
Loan Amount: $ ____________________________

Address for Notice:

_________________________________________

_________________________________________

_________________________________________

Schedules and Exhibits

Exhibit A:  Form of Convertible Promissory Note

Exhibit B:  Form of Warrant

Exhibit C:  Security Agreement

Exhibit A

Form of Convertible Promissory Note

(see attached)

Exhibit B

Form of Warrant

(see attached)

Exhibit C

Security Agreement

(see attached)